Exhibit 10.1
Amendment to Vesting Schedule to
2012 Grants of Special Retention Restricted Stock Units

Effective January 21, 2013, Section 2 of the Forms of Agreement of Special Retention Restricted Stock Units granted to Messrs. Perlmutter, Holt, Kilroy, Krzanich, Smith and James on January 24, 2012 are amended to read as follows:

“2.	VESTING OF RSUs
~~As specified in the Notice of Grant, RSUs will vest in annual tranches beginning on the second anniversary of the Grant Date: 10% on second anniversary of the Grant Date, 20% on the third anniversary of the Grant Date, 30% on the fourth anniversary of the Grant Date and 40% on the fifth anniversary of the Grant Date.~~  As specified in the Notice of Grant, this grant of RSUs will vest in the following annual tranches and dates, starting on January 24, 2014: 20% on January 24, 2014, 40% on January 24, 2015, and 40% on January 24, 2016. Provided that you remain continuously employed by the Corporation or a Subsidiary on a full time basis from the Grant Date specified in the Notice of Grant through each vesting date specified in the Notice of Grant, the RSUs shall vest and be converted into the right to receive the number of shares of the Corporation's Common Stock, $.001 par value (the “Common Stock”), specified on the Notice of Grant with respect to such vesting date, except as otherwise provided in this Agreement. If a vesting date falls on a weekend or any other day on which the Nasdaq Stock Market ("NASDAQ") is not open, affected RSUs shall vest on the next following NASDAQ business day. The number of shares of Common Stock into which RSUs convert as specified in the Notice of Grant shall be adjusted for stock splits and similar matters as specified in and pursuant to the 2006 Plan. RSUs will vest to the extent provided in and in accordance with the terms of the Notice of Grant and this Agreement. If your status as an Employee terminates for any reason except death, or Disablement (defined below), prior to the vesting dates set forth in your Notice of Grant, your unvested RSUs will be cancelled.”